SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-EPOCH HOLDINGS CORPORATION
          GAMCO ASSET MANAGEMENT INC.
                       6/29/06          127,503-            4.0243
                       6/27/06              250-            4.5400
                       6/14/06            1,800-            4.0583
                       6/05/06            1,000-            4.5505
                       5/25/06              400             4.0000
                       5/23/06              200             3.8800
                       5/22/06              200             3.8800
                       5/18/06           10,000-            4.0000
                       5/10/06              500             4.0200
                       5/08/06              545             4.0982
                       5/05/06              200             4.1000
                       5/05/06            1,247-            4.0000
                       5/01/06              255             4.0500
                       5/01/06              255-            4.0500
                       5/01/06              255             4.0500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ SMALL CAP COMPANY LISTINGS.

(2) PRICE EXCLUDES COMMISSION.